Exhibit 5.1

[White & Case Letterhead]

August 16, 2017

Macquarie Infrastructure Corporation

125 West 55th Street

New York, NY 10019

Re: Registration Statement on Form S-3 (No. 333-210615)

Ladies and Gentlemen:

We have acted as counsel to Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended, (the “Securities Act”) of the offer and sale from time to time by WDE Epic Aggregate LLC, BWE Epic Holdings I-A, L.P. and BWE Epic Holdings I, L.P. (the “Selling Stockholders”) of up to 1,650,104 shares of the common stock, $0.001 par value per share, of the Company (the “Shares”).

We have participated in the preparation of a prospectus supplement, dated and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) (the “Prospectus Supplement”) as of the date hereof and included in a Registration Statement on Form S-3 (Registration No. 333-210615) (the “Registration Statement”), which became effective under the Securities Act when filed April 5, 2016.

For the purposes of this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement, including the related form of prospectus included therein, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Prospectus Supplement; (iii) the Company’s Certificate of Incorporation and Bylaws, each as amended to date; (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the issuance of the Shares to the Selling Stockholders and the registration by the Company of the Shares; and (v) such other proceedings, certificates, documents, instruments and records as we have deemed necessary to enable us to render this opinion, subject to the assumptions, limitations and qualifications stated herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Stockholders and others.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We are members of the bar of the State of New York. We do not express or purport to express any opinions with respect to laws other than the State of New York and the Delaware General Corporation Law.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, which is incorporated by reference into the Registration Statement and the Prospectus Supplement, and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ WHITE & CASE LLP

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